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                                                                  EXHIBIT 10.30


                                PROMISSORY NOTE

                                                              December 17, 1998

         FOR VALUE RECEIVED, LEISURE BELLE CRUISE L.L.C. ("Maker") promises to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its office located at 44 Old Ridgebury Road, Danbury, Connecticut 06810-5105, or at such other place as Payee may designate, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), with interest thereon, from the date hereof through and including the dates of payment, at a fixed interest rate of 8.90% per annum, payable in arrears, to be paid in lawful money of the United States and in immediately available funds, in fifty-four (54) consecutive monthly installments (each a "Periodic Installment") as hereinafter set forth. The first Periodic Installment shall be due and payable on January 22, 1999, and the following Periodic Installments shall be due and payable on the same day of each succeeding month thereafter (each, a "Payment Date"). Such Periodic Installments shall be calculated on the basis of a 360-day year, twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. The first six
(6) Periodic Installments shall be in the amount of all accrued and unpaid interest only. The next forty-eight (48) Periodic Installments shall each be in an amount equal to the amount of $37,256.38 each.

         Unless sooner paid, the entire unpaid principal sum, together with all accrued interest thereon, shall be due and payable in full on June 22, 2003.

         The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time as set forth above shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.

         The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

         This Note is the promissory note referred to in and issued pursuant to that certain Loan and Security Agreement dated of even date herewith (the "Loan Agreement"), between Maker and Payee. The Loan Agreement and all documents executed pursuant thereto are hereinafter collectively referred to as the "Loan Documents".

         This Note is secured by certain collateral described in the Loan Documents.

         Time is of the essence hereof. If any Periodic Installment or any other sum due under this Note or the Loan Documents is not received within ten
(10) days after the applicable due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of said installment or other sum, in no event to exceed the maximum rate allowed by law. In the event that (i) Maker fails to make payment of any amount as and when due hereunder; or (ii) Maker is in default under or fails to perform under any term or condition contained in the Loan Documents, then the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Note or the Loan Documents, at the election of Payee,




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shall immediately become due and payable, with interest thereon at the lesser of 11.90% per annum or the highest rate not prohibited by New York law from the date of such accelerated maturity until paid in full (both before and after any judgment).

         The Note shall be subject to mandatory prepayment in the event that the Vessel which secures the Maker's obligations hereunder is sold or sustains a Total Loss (as such terms are defined in the Loan Documents). In addition, the Maker shall have the right to prepay the Note in whole but not in part upon thirty (30) days' prior written notice to the Payee, by paying to the Payee the remaining unpaid principal balance due hereunder, together with all accrued interest thereon and a Prepayment Premium equal to two percent (2.0%) of the principal amount being prepaid.

         It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions contained herein or in the Loan Documents to the contrary, in no event shall this Note or any of the Loan Documents require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable law. If any such excess interest is contracted for, charged or received under this Note or any of the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any of the other Loan Documents on the principal balance shall exceed the maximum rate of interest allowed by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the rate of such interest to the extent that it is in excess of the maximum rate of interest allowed by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum rate allowed under the applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any of the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum rate hereunder shall be increased to the maximum rate per annum allowed by the amended state law or the law of the United States of America.

         The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any of the other Loan Documents or any term and provision of them, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more






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of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof to enforce payment of this Note. The Maker and each Obligor hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit and (if permitted by law) diligence in collecting the Note or enforcing any of the security therefor. The Maker hereby agrees to pay all expenses incurred by the Payee in collection of all sums due hereunder, including the Payee's reasonable attorneys' fees. Maker and each Obligor agree that attorneys' fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

         THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE LOAN DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE WITHOUT THE WRITTEN CONSENT OF THE MAKER AND PAYEE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY UNRELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Note may be filed as a written consent to a trial by the court.

         This Note together with the other Loan Documents constitute the entire agreements of the Maker and Payee with respect to the subject matter hereof and supersedes all prior understandings, agreements and representations, express or implied.

         No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.




         Any provision in this Note or any of the other Loan Documents which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


WITNESS:                                    LEISURE BELLE CRUISE L.L.C.

                                            By: LEISURE TIME CRUISE CORPORATION,
                                                Its sole member



                                            By: /s/
                                               --------------------------------



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